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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported)         May 18, 1998
                                                      ----------------------


                                 QUESTECH, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)



          VIRGINIA                         2-88617                       54-0844913
----------------------------            ---------------              ------------------
(State or other jurisdiction of      (Commission File No.)           (IRS Employer
incorporation)                                                       Identification Number)
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                              7600-A Leesburg Pike
                           Falls Church, VA  22043
                     --------------------------------------
                    (Address of principal executive offices)


                                 (703) 760-1000
                  --------------------------------------------
              (Registrant's telephone number, including area code)





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ITEM 5.          OTHER EVENTS.

         On May 18, 1998, the registrant entered into a letter of intent with CACI International Inc. ("CACI"), expressing the mutual intent of the parties for CACI, through a wholly-owned subsidiary, to acquire all of the issued and outstanding shares of common stock of the registrant.

         Under the letter of intent, the proposed acquisition is to be consummated within five months of the date of the letter. The purchase price is contemplated to be $18.375 per share for each issued and outstanding share, estimated to total $35,195,548 for the 1,915,404 issued and outstanding shares.
Completion of the transaction is subject to several conditions, including that there be no material adverse change in the financial condition, business or prospects of the registrant, and the discovery of no adverse material information by CACI during its due diligence process. The letter of intent provides for a $1 million break-up fee in the event the registrant does not approve the transaction within 150 days of the date of the letter of intent or accepts another acquisition proposal.

         The foregoing is only a summary of certain provisions of the letter of intent and is qualified by reference to that letter, a copy of which is filed as Exhibit No. 2 hereto and is incorporated herein by reference.


ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS.

(C)  EXHIBITS

   The following exhibit is filed as part of this Current Report on Form 8-K:

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
              Exhibit No.                  Exhibit
              ----------                   -------
                2                   Letter of Intent dated May 18, 1998 from CACI International Inc.
                                    to QuesTech, Inc.
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                                   SIGNATURES


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            QUESTECH, INC.


                            By:              /s/ Vincent L. Salvatori
                                             ----------------------------
                                             Vincent L. Salvatori
                                             Chief Executive Officer and
                                             Chairman of the Board


Date: June 3, 1998





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